Exhibit 99.1

Transphorm Announces Third Quarter Fiscal 2022 Revenue Increased 129% Year-Over-Year, Driven by Record Product Sales

- Company to Host a Webcast Today at 2:00 p.m. PT to Review the Quarterly Results and Provide a Business Update –

GOLETA, Calif.—February 9, 2022—Transphorm, Inc. (OTCQX: TGAN)—a pioneer in and global supplier of high reliability, high performance gallium nitride (GaN) power conversion products, announced today financial results for the Company’s third quarter fiscal 2022 ended December 31, 2021.

Third Quarter Fiscal 2022 and Recent Highlights

•Product revenue increased sequentially for the eighth consecutive quarter and grew 220% year-over-year to a quarterly record of $3.6 million.

•Shipped over one million SuperGaN® Gen IV FETs for 45 W to 300 W power adapter and fast charger applications in December 2021.

•Increased total design-ins for power adapters and fast chargers to over 50 (with over 20 in production) and total design-ins for higher power (300 Watt – 4 Kilowatt) to over 30 (with over 20 in production).

•Closed a $12.9 million non-brokered private placement of common stock at $7.71 per share in December, bringing the total amount of equity financings closed during the quarter to more than $45 million.

•Cash and equivalents as of December 31, 2021 was $41.0 million.

Primit Parikh, Transphorm’s President and Co-founder, commented, “We are thrilled to have achieved our 8th consecutive quarter of record product revenue as well as demonstrated a key capability benchmark of shipping over 1 million adapter GaN products in December 2021. As overall demand for GaN solutions is accelerating, our sales pipeline continues to expand rapidly driven by our products’ unique, easy-to-interface GaN architecture, our world-leading GaN portfolio with a broad range of power capabilities (45 Watt - 5 Kilowatt already powering our customers’ systems today, scalable to 100 Kilowatt plus in the future), and our products’ established real-world performance and reliability. Our emphasis going forward is to capitalize on this momentum, grow our ecosystem of solution partners, and expand our manufacturing capacity with strong focus on providing a total supply chain solution to customers.”

Cameron McAulay, CFO of Transphorm, stated, “Over the past two quarters we have completed multiple equity financings from a combination of strategic and institutional investors, resulting in a significant increase in both the Company’s cash position and stockholders’ equity at quarter end. This additional capital provides expanded operational flexibility in support of our future anticipated growth, and we believe the Company’s strengthened balance sheet satisfies all of the financial qualification requirements for uplisting to the NASDAQ. As such, we expect and look forward to providing a definitive update on this important milestone in the near future.”

Third Quarter Fiscal 2022 Financial Results

Revenue for the third quarter fiscal 2022 was $4.6 million, compared to $11.3 million in the second quarter fiscal 2022 ended September 30, 2021 and $2.0 million in the third quarter fiscal 2021 ended December 31, 2020. Revenue for the quarter reflected record product sales from ramping shipments of GaN devices for a broad range of power conversion applications, with the sequential change from the prior quarter having included $8 million of licensing revenue related to a development project with a manufacturing partner. Excluding licensing, revenue increased 39% sequentially over the prior quarter.

Operating expenses on a GAAP basis were $5.4 million in the third quarter fiscal 2022, compared to $5.1 million in the prior quarter and $4.5 million in the third quarter fiscal 2021. Third quarter fiscal 2022 operating expenses consisted of R&D expenses of $1.6 million and SG&A expenses of $3.8 million. On a non-GAAP basis, operating expenses in the third quarter fiscal 2022 were $4.4 million, compared with non-GAAP operating expenses of $4.5 million in the prior quarter and $3.7 million in the third quarter fiscal 2021.

GAAP net loss for the third quarter fiscal 2022 was ($4.2) million, or ($0.08) per share, compared to GAAP net income of $6.0 million, or $0.14 per diluted share, in the prior quarter, and GAAP net loss of ($4.7) million, or ($0.13) per share, in the third quarter fiscal 2021. On a non-GAAP basis, net loss for the third quarter fiscal 2022 was ($4.3) million, or ($0.09) per share, compared to non-GAAP net income of $3.6 million, or $0.09 per share, in the prior quarter, and non-GAAP net loss of ($4.7) million, or ($0.13) per share, in the third quarter fiscal 2021.

Cash and equivalents as of December 31, 2021 was $41.0 million, compared to $2.5 million at September 30, 2021.

Webcast
Transphorm will host a webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the Company’s third quarter fiscal 2022 results and provide a business update. The webcast can be accessed by all interested parties in the Investor Relations Events & Webcast section of Transphorm’s website at https://www.transphormusa.com/en/investors/. Investors and analysts may also join the conference call by dialing: 1-888-440-4368 and +1-646-960-0856 for international callers and providing the conference ID: 8060388.

A replay and the supporting presentation materials will be available on the day of the conference call and for approximately 90 days in the Investor Relations section of the Company’s website. Additionally, a telephone replay of the conference call will be available approximately two hours after the conclusion of the call and through February 16, 2022. The telephone replay can be accessed by dialing +1-800-770-2030 and entering the conference ID: 8060388.

About Transphorm
Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm_GaN.

Non-GAAP Financial Measures
This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Transphorm believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Transphorm believes that these non-GAAP financial measures provide additional insight into Transphorm’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Transphorm’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation, amortization, change in fair value of promissory note and other income in joint venture.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning industry acceptance of GaN technology, the Company’s intention to grow its ecosystem of solution partners, expand its manufacturing capacity and provide a total supply chain solution to customers, the Company’s pipeline and future anticipated growth, and the Company’s expectations regarding uplisting its common stock to the NASDAQ. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks related to Transphorm’s operations, such as additional financing requirements and access to capital; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Shelton Group
Brett Perry | Leanne Sievers
1-214-272-0070 | 1-949-224-3874
sheltonir@sheltongroup.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com

Transphorm, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share and per share data)

	December 31, 2021 (unaudited)	September 30, 2021 (unaudited)	March 31, 2021 (audited)
Assets
Current assets:
Cash and cash equivalents	$40,467	$1,988	$9,500
Restricted cash	500	500	—
Accounts receivable, net, including related parties	2,489	1,585	1,618
Inventory	5,956	4,774	2,223
Prepaid expenses and other current assets	1,249	1,329	953
Total current assets	50,661	10,176	14,294
Property and equipment, net	1,897	1,761	1,360
Goodwill	1,250	1,286	1,302
Intangible assets, net	691	765	914
Investment in joint venture	61	89	—
Other assets	282	259	274
Total assets	$54,842	$14,336	$18,144

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$4,749	$4,047	$3,140
Deferred revenue	267	607	505
Development loan	—	—	10,000
Revolving credit facility, including accrued interest	368	184	10,150
Unfunded commitment in joint venture	—	—	1,866
Accrued payroll and benefits	1,239	1,447	1,410
Promissory note	—	15,597	—
Total current liabilities	6,623	21,882	27,071
Revolving credit facility	12,000	12,000	—
Promissory note	—	—	16,128
Total liabilities	18,623	33,882	43,199
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock	5	4	4
Additional paid-in capital	210,841	150,843	144,201
Accumulated deficit	(173,639)	(169,475)	(168,403)
Accumulated other comprehensive loss	(988)	(918)	(857)
Total Stockholders’ equity (deficit)	36,219	(19,546)	(25,055)
Total liabilities and stockholders’ equity (deficit)	$54,842	$14,336	$18,144

Transphorm, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands except share and per share data)

	Three Months Ended			Nine Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue, net	$4,604	$11,303	$2,013	$19,123	$10,271
Operating expenses:
Cost of goods sold	3,935	2,239	1,936	8,741	5,227
Research and development	1,609	1,591	1,453	5,023	4,118
Sales and marketing	976	825	581	2,488	1,656
General and administrative	2,852	2,714	2,490	8,309	7,236
Total operating expenses	9,372	7,369	6,460	24,561	18,237
(Loss) income from operations	(4,768)	3,934	(4,447)	(5,438)	(7,966)
Interest expense	187	220	191	611	571
Loss in joint venture	712	1,092	1,618	3,294	5,417
Changes in fair value of promissory note	—	(1,629)	(973)	(605)	1,394
Other income, net	(1,503)	(1,729)	(571)	(3,502)	(1,626)
(Loss) income before tax expense	(4,164)	5,980	(4,712)	(5,236)	(13,722)
Tax expense	—	—	—	—	—
Net (loss) income	$(4,164)	$5,980	$(4,712)	$(5,236)	$(13,722)
Net (loss) income per share - basic	$(0.08)	$0.15	$(0.13)	$(0.12)	$(0.38)
Net (loss) income per share - diluted	(0.08)	0.14	(0.13)	(0.12)	(0.38)
Weighted average common shares outstanding - basic	49,147,630	41,196,139	35,719,749	43,671,321	35,338,132
Weighted average common shares outstanding - diluted	49,147,630	41,847,103	35,719,749	43,671,321	35,338,132

Transphorm, Inc.
Reconciliation of GAAP and Non-GAAP Financial Information (unaudited)
(in thousands except share and per share data)

	Three Months Ended			Nine Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP net (loss) income	$(4,164)	$5,980	$(4,712)	$(5,236)	$(13,722)
Adjustments:
Stock-based compensation	848	511	705	1,856	1,393
Depreciation	142	134	130	399	377
Amortization	74	74	74	222	222
Changes in fair value of promissory note	—	(1,629)	(927)	(605)	1,440
Other income	(1,222)	(1,455)	—	—	—
Total adjustments to GAAP net (loss) income	(158)	(2,365)	(18)	1,872	3,432
Non-GAAP net (loss) income	$(4,322)	$3,615	$(4,730)	$(3,364)	$(10,290)

GAAP net (loss) income per share - basic	$(0.08)	$0.15	$(0.13)	$(0.12)	$(0.38)
Adjustment	(0.01)	(0.06)	—	0.04	0.09
Non-GAAP net (loss) income per share - basic	$(0.09)	$0.09	$(0.13)	$(0.08)	$(0.29)

GAAP net (loss) income per share - diluted	$(0.08)	$0.14	$(0.13)	$(0.12)	$(0.38)
Adjustment	(0.01)	(0.05)	—	0.04	0.09
Non-GAAP net (loss) income per share - diluted	$(0.09)	$0.09	$(0.13)	$(0.08)	$(0.29)

Weighted average common shares outstanding - basic	49,147,630	41,196,139	35,719,749	43,671,321	35,338,132
Weighted average common shares outstanding - diluted	49,147,630	41,362,489	35,719,749	43,671,321	35,338,132

	Three Months Ended			Nine Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP operating expenses	$5,437	$5,130	$4,524	$15,820	$13,010
Adjustments:
Stock-based compensation	796	472	657	1,738	1,314
Depreciation	142	134	130	399	377
Amortization	74	74	74	222	222
Total adjustments to GAAP operating expenses	1,012	680	861	2,359	1,913
Non-GAAP operating expenses	$4,425	$4,450	$3,663	$13,461	$11,097

Transphorm, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(5,236)	$(13,722)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory write-off	202	266
Depreciation and amortization	621	599
Provision for doubtful accounts	—	110
Licensing revenue from a related party	(8,000)	(5,000)
Stock-based compensation	1,856	1,393
Interest cost	295	571
Gain on promissory note conversion	(1,222)	—
Loss in joint venture	1,839	5,417
Changes in fair value of promissory note	(605)	1,394
Changes in operating assets and liabilities:
Accounts receivable	(871)	423
Inventory	(3,935)	(808)
Prepaid expenses and other current assets	204	320
Other assets	(8)	197
Accounts payable and accrued expenses	1,359	63
Deferred revenue	(238)	674
Accrued payroll and benefits	(171)	139
Net cash used in operating activities	(13,910)	(7,964)
Cash flows from investing activities:
Purchases of property and equipment	(690)	(58)
Investment in joint venture	(3,765)	(5,800)
Net cash used in investing activities	(4,455)	(5,858)
Cash flows from financing activities:
Proceeds from stock option exercise	134	14
Proceeds from issuance of common stock	49,773	13,646
Net cash provided by financing activities	49,907	13,660
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(75)	208
Net increase in cash, cash equivalents and restricted cash	31,467	46
Cash, cash equivalents and restricted cash at beginning of period	9,500	14,648
Cash, cash equivalents and restricted cash at end of period	$40,967	$14,694